THIRD AMENDED SCHEDULE B

TO THE CUSTODY AGREEMENT

FUND PORTFOLIOS

JOHCM INTERNATIONAL SELECT FUND

JOHCM EMERGING MARKETS OPPORTUNITIES FUND

JOHCM GLOBAL EQUITY FUND

JOHCM INTERNATIONAL SMALL CAP EQUITY FUND

JOHCM ASIA EX-JAPAN

JOHCM EMERGING MARKETS SMALL MID CAP EQUITY FUND

JOHCM US SMALL MID CAP EQUITY FUND

JOHCM INTERNATIONAL OPPORTUNITIES FUND

Effective: September 14, 2016

Advisers Investment Trust	The Northern Trust Company

/s/ Dina Tantra	/s/ Scott Denning
By: Dina Tantra	By: Scott Denning
Title: President	Title: Senior Vice President